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                                                                    EXHIBIT 99.1

                         SUMMIT BROKERAGE SERVICES, INC.

FOR IMMEDIATE RELEASE

March 22, 2002



                Marshall T. Leeds, Former Chairman of JWGenesis,
                   Agrees to Purchase Majority Stake in Summit


         Melbourne, Florida -- Summit Brokerage Services, Inc. (OCTBB: SUBO.BB) announced today that Marshall T. Leeds, the former Chairman and CEO of JWGenesis Financial Corp., has agreed to purchase a total of 5,000,000 restricted shares of the common stock from Summit Brokerage Services, Inc. ("Summit") for a total purchase price of $500,000. Summit, an NASD/SIPC member since 1994, is a Florida-based financial services company, with over 100 registered representatives.

         Upon his acquisition of the shares, which remains subject to significant conditions, Mr. Leeds will become Summit's largest shareholder as well as its Chief Executive Officer and Chairman of the Board of Directors. Mr. Parker will remain President and will also assume the duties of Chief Operating Officer and Vice Chairman of the Board. Two of Summit's Board members, Mr. Parker and Harry Green, will remain on the Board and Mr. Leeds and two of his nominees will round out the new 5-member Board. Mr. Parker will also be granting Mr. Leeds voting control of his shares for a period of time. The Leeds' transaction also includes the grant to him of options for 7,000,000 shares of common stock at an exercise price of $.25 per share, upon his becoming CEO and Chairman. Among the conditions for completing the transaction with Mr. Leeds is approval by the NASD of the change of control aspects of the transaction.

         Mr. Leeds guided JWGenesis from a small South Florida brokerage and clearing firm through its listing on the American Stock Exchange and later the sale of JW Genesis' clearing division to FISERV, Inc. in 1999 for approximately $59 million, and the sale of the broker/dealer division to First Union Securities Network, Inc. in 2001 for approximately $100 million.

         Mr. Parker, Summit's founder and current President and CEO, stated, "Marshall's experience, industry knowledge and commitment to excellence will be invaluable in helping the Company achieve our longstanding goal of becoming a household name nationwide in the financial services industry."

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         Mr. Leeds observed, "the industry is currently going through a period of contraction and consolidation as a result of several events including overall weakness in the general economy and the performance of the stock market. The effects of these events on the retail brokerage industry have been compounded by the horrific events of September 11th and a lack of investor confidence brought on by the so-called `Enron debacle'. I see a great opportunity in this environment for Summit to grow its business by attracting experienced industry professionals to the Summit team. I believe I can help that initiative."

         Summit, which provides financial services nationwide, is a licensed, registered securities broker/dealer, and is a member of the National Association of Securities Dealers, Inc. (NASD) and the Securities Investor Protection Corporation (SIPC).

         For further information, please contact Mr. Les Wilmeth at (321) 724-2303 or 25 Fifth Avenue, Indialantic, Florida 32903.

         This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of known and unknown risks and uncertainties which may cause Summit's actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those expected are the following: the satisfaction of certain contingencies to the closing of the transaction with Leeds, including the required NASD consent; economic, business and competitive conditions in the securities industry and the economy in general; the enactment of new regulations and laws, and the amendment of existing regulations and laws which could affect the Summit's business; changes in the Summit's business strategy or development plans; and other factors discussed from time to time in reports filed by Summit with the Securities and Exchange Commission, including risks summarized in Summit's latest Annual Report on Form 10-KSB. Summit undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.